Exhibit 10.1

LETTER WAIVER

April 14, 2005

To Bank of America, N.A. as Agent

and Lender under the Credit

Agreement referred to below

Gentlemen:

We refer to the Credit Agreement dated as of January 23, 2004, as amended from time to time (the "Credit Agreement"), among the undersigned and you. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

We refer to the Fourth Amendment dated as of March 18, 2005 which, in part, provided for a limited waiver with respect to compliance by us with the provisions of Section 7.27 of the Credit Agreement for the fiscal quarters ending December 31, 2004 and March 31, 2005, respectively, solely as it relates to Section 8.3(a)(ii) of the Credit Agreement. This limited waiver was granted through April 15, 2005.

We hereby request that you extend the limited waiver granted to us under the Fourth Amendment for a further period, to end on April 22, 2005.

If you agree to the above waiver extension, please evidence such agreement by executing and returning at least two counterparts of this waiver to Shearman & Sterling LLP, 525 Market Street, Suite 1500, San Francisco, 94105, Attention of Eldyne Perrou. This waiver extension shall become effective as of the date first above written when counterparts of this waiver extension shall have been executed by all parties hereto and the following have been received by the Agent from the Borrowers in form and substance satisfactory to the Agent:

(a)     The Consent executed by Maxxam Group, Inc. in the form attached as Exhibit A hereto;

(b)     A cash flow projection model for the Borrowers through at least April 22, 2005, which model will reflect available cash during such period in excess of cash requirements during such period; and

(c)     A draft of a written management turnaround plan with supporting monthly financial projections for 2005 and 2006, to include key measurements and action steps to be utilized by management to achieve the financial performance in such financial projections.

This waiver extension is subject to the provisions of Section 11.1 of the Credit Agreement.

No waiver granted under the terms of this letter shall constitute a waiver of any rights which you have under the Credit Agreement or otherwise arising from any other Event of Default, and the undersigned recognize that you hereby reserve any and all of your rights to take any action or exercise any remedy available to you at any time and from time to time arising from any other Event of Default, including without limitation, any remedy referred to in Section 9.2 of the Credit Agreement.

The undersigned hereby acknowledge that the terms of this letter do not constitute an amendment of the Credit Agreement or the Security Agreement for any purpose, including but not limited to the provision set forth in Section 15.9 of the Security Agreement.

This waiver may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same waiver.

Very truly yours,

THE PACIFIC LUMBER COMPANY

By	/s/ Gary L. Clark

Name: Gary L. Clark

Title: Vice President of Finance and              Administration

BRITT LUMBER CO., INC.

By	/s/ Gary L. Clark

Name: Gary L. Clark

Title: Vice President of Finance and              Administration

Agreed as of the date

first above written:

BANK OF AMERICA, N.A.

as Agent and Lender

By	/s/ Robert M. Dalton

Name: Robert M. Dalton

Title: Vice President

EXHIBIT A

FORM OF CONSENT

The undersigned, as Pledgor under that certain Security Agreement dated as of March 18, 2005 (the "Security Agreement") in favor of the Agent for the Lenders parties to the Credit Agreement referred to in the foregoing letter waiver extension (the "Waiver"), hereby consents to the said letter waiver extension and hereby confirms and agrees that the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. The undersigned hereby acknowledges that the Waiver does not constitute an amendment of the Credit Agreement or the Security Agreement for any purpose, including but not limited to the provision set forth in Section 15.9 of the Security Agreement.

MAXXAM GROUP, INC.

By:__/s/ Paul N. Schwartz____________________

Name: Paul N. Schwartz

Title:	Vice President